Exhibit (n)(3)


                 CONSENT TO BEING NAMED AS TRUSTEE


           The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated:  September    , 1997

                              /s/ James B. O'Neill
                              -------------------------
                              James B. O'Neill

                 CONSENT TO BEING NAMED AS TRUSTEE


           The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated:  September    , 1997

                              /s/ Donald J. Puglisi
                              -------------------------
                              Donald J. Puglisi

                 CONSENT TO BEING NAMED AS TRUSTEE


           The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated:  September    , 1997

                              /s/  William R. Latham, III
                              -------------------------
                              William R. Latham, III